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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 VISTANA, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

            Florida                                    59-3415620
------------------------------------------------------------------------
(State of incorporation or Organization)             (I.R.S. Employer
                                                     Identification No.)

8801 Vistana Centre Drive, Orlando, Florida                      32821
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(Address of principal executive offices)                     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class           Name of each exchange on which
      to be so registered           each class is to be registered

              None                               None
      -------------------           ------------------------------

      Securities to be registered pursuant to Secton 12(g) of the Act:

                    Common Stock, par value $0.01 per share
-------------------------------------------------------------------------------
                               (Title of Class)


                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     The Registrant hereby incorporates by reference the information set forth under the caption "Description of Capital Stock" contained in the prospectus filed with the Securities and Exchange Commission (the "Commission") as part of Registrant's Registration Statement on Form S-1 (No. 333-19045) (as the same may be amended from time to time, the "Registration Statement"). Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by this reference.
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Item 2.   Exhibits.


     The following documents are filed as exhibits to this registration statement:

Exhibit No.    Description
-----------    ----------------------------------------------------

     1* Registration Statement of Vistana, Inc. on Form S-1, as initially filed with the Commission on December
               31, 1996, together with all amendments and supplements thereto.

     2*        Articles of Incorporation of Vistana, Inc. (filed as
               Exhibit 3.1 to the Registration Statement)

     3* By-Laws of Vistana, Inc. (filed as Exhibit 3.2 to the Registration Statement)

     4*        Form of Common Stock certificate of Vistana, Inc.
               (filed as Exhibit 4.3 to the Registration Statement)

     5* Registration Rights Agreement, dated as of February 10, 1997, among Vistana, Inc. and the parties named therein (filed as Exhibit 10.11 to the Registration Statement)




-----------------
* Incorporated by reference pursuant to Rule 12b-32(a) promulgated under the Securities Exchange Act of 1934, as amended

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Vistana, Inc.
                                       --------------------------------
                                         (Registrant)

                                       By: /s/ Raymond L. Gellein, Jr.
                                       --------------------------------
                                       Raymond L. Gellein, Jr.
                                       Chairman of the Board of
                                       Directors and Co-Chief
                                       Executive Officer

                                       Date:  February 24, 1997



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